UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/13/2006

Time Warner Telecom Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-30218

DE	841500624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10475 Park Meadows Drive, Littleton, CO 80124
(Address of principal executive offices, including zip code)

303-566-1284
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.02.    Results of Operations and Financial Condition

    On November 7, 2006, Time Warner Telecom issued a press release setting forth its results of operations and financial condition for the third quarter of 2006 and as at September 30, 2006. The press release reiterated guidance provided by the Company in a press release issued on July 27, 2006 with respect to the Company's expectations for 2007 revenue, Modified EBITDA and Unlevered Free Cash Flow from the stand alone Xspedius Communications, LLC operations acquired by the Company on October 31, 2006. The Company further clarifies that the guidance provided in the November 7, 2006 press release is before synergies and integration costs, consistent with the Company's July 27, 2006 guidance.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    Senior Executive Vice President of Operations, Cathy Hemmer, has notified the Company that she plans to retire effective January 26, 2007. The Company's Chief Operating Officer and others will assume her duties until her successor is selected.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Time Warner Telecom Inc.

Date: November 14, 2006	By:	/s/ Tina Davis
Tina Davis
Vice President and Deputy General Counsel